                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   e-Net, Inc.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


 Payment of Filing Fee (Check the appropriate box):


[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  ------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:
                  ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  ------------------------------------------------------------
         5)       Total fee paid:

                  ------------------------------------------------------------

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  ------------------------------------------------------------
         3)       Filing Party:

                  ------------------------------------------------------------
         4)       Date Filed:

                  ------------------------------------------------------------

                            [e-Net, Inc. letterhead]




                                November 12, 1998



Dear Shareholder:

         You are invited to attend the Annual Meeting of Shareholders of e-Net, Inc. (the "Company"), which will be held on Friday, December 18, 1998 at 10:00 a.m., at the offices of Williams & Connolly, located at 725 12th Street, N.W., Washington, D.C.

         The proposals before the meeting for the election of five directors, ratification of the e-Net, Inc. 1998 Stock Compensation Plan, approval of a Restated Certificate of Incorporation and ratification of the Company's appointment of independent auditors are described more fully in the Proxy Statement and are deemed by management and the Board of Directors to be in the best interests of the Company. We believe they deserve your support.

         We ask that you complete, sign and date the accompanying proxy card and return it as soon as possible in the postage-paid envelope provided. Please do so even if you intend to be at the meeting.

         Thank you very much for your loyal support of our past efforts. We look forward to sharing the benefits with you as a shareholder of the Company.


                                              /s/ Alonzo E. Short

                                              ALONZO E. SHORT
                                              Chairman of the Board


                                              /s/ Robert A. Veschi

                                              ROBERT A. VESCHI
                                              President and Chief Executive
                                              Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of e-Net, Inc.:

         The Annual Meeting of Shareholders of e-Net, Inc., a Delaware corporation (the "Company"), will be held on Friday, December 18, 1998, at 10:00 a.m., at the offices of Williams & Connolly, located at 725 12th Street, N.W., Washington, D.C., for the following purposes:

         1. To elect five directors of the Company, each to serve until the next Annual Meeting of Shareholders and his or her successor has been elected and qualified or until his or her earlier resignation or removal;

         2.       To approve a Restated Certificate of Incorporation;

         3. To approve the e-Net, Inc. 1998 Stock Compensation Plan, which provides for the issuance of up to 1,000,000 shares of the Company's common stock, par value $0.01 per share;

         4. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal year 1999; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

         The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on November 5, 1998.

         This notice and the accompanying Proxy Statement and proxy card are sent to you by order of the Board of Directors.

                                                 /s/ Christina L. Swisher
                                                 CHRISTINA L. SWISHER
                                                 Vice President of Operations
                                                 and Secretary

November 12, 1998

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend this meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

                                   e-NET, INC.
                        12800 Middlebrook Road, Suite 200
                           Germantown, Maryland 20874


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 1998

                               GENERAL INFORMATION

         The following information is being furnished in connection with the Annual Meeting of Shareholders of e-Net, Inc., a Delaware corporation (the "Company"), to be held at 10:00 A.M. on Friday, December 18, 1998 at the offices of Williams & Connolly, located at 725 12th Street, N.W., Washington, D.C. (the "Annual Meeting"). It is contemplated that this Proxy Statement and the enclosed form of proxy will be first sent to shareholders on or about November 12, 1998.

         Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock") at the close of business on November 5, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were 8,269,924 shares of Common Stock outstanding. The holders of a majority of the Company's outstanding shares of Common Stock, present in person or by proxy, are required for a quorum at the meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted in any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. Each share of Common Stock is entitled to one vote on all matters to come before the meeting. The election of directors requires the affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The approval of the e-Net, Inc. 1998 Stock Compensation Plan requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The approval of the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. Votes that are withheld and Broker Shares that are not voted as to any such matter will not be included in determining the number of votes cast.

         The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Company and is revocable at any time before it is exercised. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. In the absence of instructions, properly executed proxies will be voted for the nominees to the Board set forth below and for the other proposals described below. If any other matters are properly brought before the Annual Meeting the proxies will be voted in the discretion of the proxy holders. The cost of this solicitation will be borne by the Company. In addition to the use of the mail, directors, officers and employees of the Company may solicit proxies by telephone, fax, or personal interview. Such persons will receive no additional compensation for any solicitation activities. The Company also has retained the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram at a fee of approximately $5,000 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to beneficial owners.

                              ELECTION OF DIRECTORS
Directors

         Five directors are to be elected at the 1998 Annual Meeting, each for a term running until the 1999 Annual Meeting of Shareholders and his or her successor has been elected and qualified, or his or her earlier resignation or removal. It is the intention of the persons named as proxies in the accompanying form of proxy to vote for the election of the five named nominees of the Board of Directors unless authorization is withheld. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the Board may reduce its size or nominate an alternative candidate for whom the proxies may vote.

         The name, principal occupation and selected biographical information of each nominee are set forth below. All nominees currently are directors of the Company.

         ALONZO E. SHORT, JR., Lt. Gen., USA (ret.), 58 has been chairman of the board of the Company since January 1996. General Short has more than 30 years experience in executive management, operations and the engineering, design and development of large-scale telecommunications and data systems. General Short retired from the service in 1994 following a career that included serving as deputy commanding general (1988-1990) and commanding general (1990-1991) of the U.S. Army Information Systems Command, a major information technology organization, which was responsible for all telecommunications during the Desert Shield/Desert Storm operation, among other responsibilities. From 1991 to 1994, General Short was director of the Defense Information Systems Agency, a major information technology organization which is responsible for telecommunications and related services to the President of the United States, Secret Service, Joint Chiefs of Staff, Secretary of Defense, among other high level federal entities. From 1994-1997, General Short was president and chief executive officer of MICAH Systems, Inc., a Washington, D.C. metropolitan area based information, technologies management and consulting firm. In September 1997, General Short joined Lockheed Martin, an aerospace, defense, and information technology company, as a Vice-President. Since January 1996, General Short has been instrumental in the organization and development of the business of the Company.

         ROBERT A. VESCHI, 37, has been president, chief executive officer, and a director of the Company since January 1995. Mr. Veschi is the founder of the Company, which began its operations in June 1995. Mr. Veschi has significant experience in executive management, operations and the engineering, design and development of telecommunications and computer products and systems. From 1986 to 1990, Mr. Veschi was manager of systems engineering for International Telemanagement, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1990 to 1994, Mr. Veschi was a group president of I-NET, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From December 1994 to May 1995, for approximately six months, Mr. Veschi was president and chief executive officer of Octacom, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm, and a wholly-owned subsidiary of Octagon, Inc., an Orlando, Florida metropolitan area based publicly held technical services firm. From July 1994 to May 1995, for approximately nine months, Mr. Veschi was a vice president of telecommunications for Octagon, Inc., and from January 1995 to May 1995, for approximately four months, Mr. Veschi was a member of the board of directors of such company. Since June 1995, Mr. Veschi has been instrumental in the organization, development and promotion of the Company.

         WILLIAM W. ROGERS, JR., 57, has been a director of the Company since January 1997. Mr. Rogers has substantial senior management, operations and technical and engineering services experience. From 1972 to 1987, Mr. Rogers was a general manager engaged in operations, technical and engineering services for Boeing Computer Services, Inc. From 1987 to 1989, Mr. Rogers was president and chief executive officer of International Telemanagement , Inc., a McLean, Virginia based telecommunications and systems engineering and services company. From 1989 to 1991, Mr. Rogers was a vice president of Fluor-Daniel, where he was responsible for telecommunications and systems integration services. From 1991 through March 1998, Mr. Rogers was a vice president with Computer Sciences Corporation, a McLean, Virginia based technology products, systems and services company, where he is responsible for systems integration and related technical services. Since April 1998, Mr. Rogers has been a senior vice president of CACI, Inc., a Washington, D.C. based information technology company. Since January 1997, Mr. Rogers has been instrumental in the organization and development of the Company. Mr. Rogers holds a B.A. degree from West Virginia University.

         WILLIAM L. HOOTON, 47, has been a director of the Company since January 1996. Mr. Hooton has substantial experience in the management, design, operation, marketing and sales of image conversion systems, electronic imaging system integration, data automation and high performance data storage subsystems. From 1990 to 1993, Mr. Hooton was vice president of operations and technical and business development of the Electronic Information Systems Group of I-NET, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1993 to 1988, Mr. Hooton has been president and chief executive officer of Q Corp., a Washington, D.C. metropolitan area high technology consulting firm specializing in digital imaging systems and other complex imagery in media. In September 1998, Mr. Hooton became the chief executive officer of Tower Software Inc., a Northern Virginia based digital imaging software company. Since January 1996, Mr. Hooton has been a director of the Company and has been instrumental in the organization and development of the Company. Mr. Hooton holds a B.B.A. degree from the University of Texas.

         CLIVE G. WHITTENBURY, PH.D., 65, has been a director of the Company since June 1996. Dr. Whittenbury has substantial senior management, operations and technical advisory experience. From 1972 to 1979, Dr. Whittenbury was a senior vice president and, from

1976 to 1986, a director of Science Applications International Corporation ("SAIC"), a La Jolla, California based major international systems engineering firm with current annual revenues of approximately $2 billion. Since 1979, Dr. Whittenbury has been executive vice president and a director of the Erickson Group, Inc., a major international diversified products firm. Since 1994, Dr. Whittenbury has been a director of MVSI, Inc., a publicly held (NASDAQ: "MVSI") Vienna, Virginia broad based technology products and services company. Dr. Whittenbury is a member of the International Advisory Board for the British Columbia Advanced Systems Institute, which manages commercialization programs in technology at the three major Vancouver/Victoria universities, a member of the Advisory Board of Compass Technology Partners, an investment fund, and is chairman of the Advisory Board (Laser Directorate) for the Lawrence Livermore National Laboratory. Dr. Whittenbury has also served as a technical advisor to three U.S. Congressional Committees and the Grace Commission. Since June 1996, Dr. Whittenbury has been instrumental in the organization and development of the Company. Dr. Whittenbury holds a B.S. degree (physics) from Manchester University (England) and a Ph.D. degree (aeronautical engineering) from the University of Illinois.

         The Board of Directors recommends a vote "FOR" the election to the Board of Directors of the nominees set forth above.

Executive Officers

         The name, principal occupation and selected biographical information of each of the executive officers of the Company (other than Mr. Veschi) are set forth below:

         DONALD J. SHOFF, CPA, 44, has been vice president of finance and chief financial officer since November 1997. Prior to that, Mr. Shoff was director of finance and assisted the Company as a consultant prior to employment. Mr. Shoff has 21 years of significant experience in both public accounting firms and with high technology companies, both public and private. From 1977 to 1981, Mr. Shoff was a staff accountant and senior accountant on the staff of local Washington, D.C. public accounting firms. From 1982 to 1986, Mr. Shoff was the corporate cost accounting manager and a group controller for Science Applications International Corporation, a high technology products and professional services public corporation, where he was responsible for the corporate cost accounting functions and controllership of a high technology services operation group. From 1987 to 1992 and from 1993 to 1996, Mr. Shoff consulted independently and as a Senior Manager of Grant Thornton LLP, a major accounting and management consulting firm, with public and privately held high technology companies doing business with the Federal government. From 1992 to 1993 Mr. Shoff was vice president of finance and administration for Comsis Corporation, a Washington, D.C. based privately held engineering and technology company doing business with the Federal and various state governments. Mr. Shoff holds a B.B.A. degree from the Pennsylvania State University and is a certified public accountant.

         CHRISTINA L. SWISHER, 34, has been vice president of operations since December 1996 and secretary of the Company since February 1997. Ms. Swisher has significant experience in the computer networking management, systems and operations. From 1991 to 1993, Ms. Swisher was a technical and graphics specialist with the Air Force Association, a

Washington, DC area based national services organization, where she was responsible for technical and statistical analyses. From 1993 to 1995, Ms. Swisher was the manager for computer networks for computer network systems and operations for I-NET, Inc., a Washington, DC metropolitan area based information, data and network systems firm. Since 1995, Ms. Swisher has been director of technical services with the Company, becoming vice president of operations in December 1996. Since June 1995, Ms. Swisher has been instrumental in the organization and development of the business of the company.

Indebtedness and Other Transactions

         During the past two years, none of the Company's directors or executive officers, or any member of their immediate families, has or had any material interest in any transaction to which the Company is or was a party outside of the ordinary course of the Company's business, except as follows.

         In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Vienna, Virginia broad based technology products and services company listed on NASDAQ, in which the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. To the Company's knowledge, Edward Ratkovich is a significant shareholder and the chairman and chief executive officer of MVSI, Thomas T. Prousalis, Jr. is a significant shareholder of MVSI and Clive Whittenbury is a director of MVSI. Pursuant to the letter of intent, MVSI loaned the Company $500,000 for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, subject to shareholder approval. MVSI loaned an additional $500,000 to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, primarily due to market conditions that involved a significant decrease in the bid price of MVSI's common stock and, thereby, the value of the purchase price.

         As part of a mutual cooperation agreement, in January 1997 MVSI loaned the Company an additional $250,000 under a convertible debenture. The aggregate principal amount of the convertible debenture at that time was $1,275,081, reflecting the total amount of loan advances made to the Company by MVSI. The terms provided for outstanding principal to bear annual interest of nine percent, and for principal to be convertible into Common Stock upon the completion of the Company's initial public offering at a ratio calculated using the offering price per share. In March 1997, MVSI converted the convertible debenture into 250,000 shares of Common Stock.

         In March 1996, the Company acquired all right, title and interest in the 353 Patent from Arthur Henley and Scott Grau in consideration of a five percent overriding royalty interest against gross profits involving the use of the 353 Patent. The Company agreed to allocate $1,000,000 of its capital to develop and exploit the market opportunities of the 353 Patent by December 31, 1996, or the 353 Patent would be subject to repurchase by its inventors. The Company satisfied this commitment timely.

         The Company paid legal fees of approximately $380,000 during the year ended March 31, 1997, to Thomas T. Prousalis, Jr., an attorney who is a significant stockholder of the Company, relating to the

Company's initial public offering. The Company also paid $100,000 during the year ended March 31, 1997, to Mr. Prousalis for services relating to an offering that was abandoned in September 1996.

         The Company rents an aircraft for business purposes from an entity owned by Robert A. Veschi, the Company's President and Chief Executive Officer. For the years ended March 31, 1998 and 1997, the Company paid $62,936 and $27,796, respectively for the rental of the aircraft.

         On April 16, 1997, the Company entered into a consulting agreement with Alonzo E. Short, Jr., Lt. Gen., USA (ret.), the Chairman of the Board, to provide services for a fixed monthly amount of $1,000. The amounts paid to the stockholder under that agreement totaled $12,000 for the fiscal year ending March 31, 1998.

         All ongoing and future transactions between the Company and any affiliate will be entered into on terms at least as favorable as could be obtained from unaffiliated, independent third parties.

Meetings and Committees

         During the Company's fiscal year ended March 31, 1998, the Board of Directors held eleven meetings and acted two times by unanimous written consent. Each director of the Company attended 75% or more of all meetings of the Board of Directors. The Board has a standing audit committee composed of Gen. Short, Mr. Rogers and Dr. Whittenbury, a standing compensation committee composed of Messrs. Hooton, Rogers and Veschi, and a standing executive committee composed of Gen. Short and Messrs. Hooton and Veschi. During the Company's fiscal year ended March 21, 1998, the audit committee held one meeting, the compensation committee held no meetings and the executive committee held no meetings. The Board has no standing nominating committee at this time.


Stock Ownership of Directors and Executive Officers

         The table below sets forth the beneficial ownership of Common Stock as of September 29, 1998 by all directors, the Chief Executive Officer and the other executive officer of the Company (determined at the end of the last fiscal year) whose annual salary and bonus as so determined was at least $100,000 (such officers, the "Named Officers"), and all directors and executive officers of the Company as a group, and each person who is known by the Company to beneficially own more than five percent of the issued and outstanding shares of Common Stock. With regard to five percent beneficial owners who are not also directors or officers of the Company, the information set forth below reflects the most recent reliable information available to the Company. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with the Securities and Exchange Commission ("SEC") rules and does not necessarily indicate beneficial ownership for any other purpose.


                                                                              Number
                                         Position with Company               of Shares       Percentage of Shares
                                         ---------------------               ---------       --------------------
Name and Address
----------------
Alonzo E. Short, Jr., Lt. Gen.,          Chairman of the Board                  90,000               1.03
  USA (ret.) (1)
Robert A. Veschi (2)                     President, Chief Executive          1,375,000              15.78
                                         Officer, Director
Christina L. Swisher (2)                 Vice President, Secretary             120,000               1.38
William L. Hooton (3)                    Director                               50,000                .57
Clive W. Whittenbury, Ph.D. (4)          Director                               50,000                .57
William W. Rogers, Jr. (5)               Director                                5,000                .06
Edward Ratkovich, Maj. Gen.              Stockholder                           970,000              11.13
  USA (ret.) (6)
Arthur Henley (7)                        Stockholder                           527,500               6.05
Thomas T. Prousalis (8)                  Stockholder                           450,000               5.16

MVSI, Inc. (9)                           Stockholder                           450,000               5.16
All Officers and Directors as a                                              1,640,000              19.40
  Group (6 persons) (10)



(1) c/o Lockheed Martin, 5203 Leesburg Pike, Suite 1501, Falls Church, Virginia 22041.

(2) c/o e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874.c/o e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. The Company has agreed to grant to Mr. Veschi options to purchase 100,000 shares of Common Stock in consideration of services during fiscal year 1999, and to grant to Ms. Swisher options to purchase 60,000 shares of Common Stock respectively in consideration of services during fiscal year 1998 . However, such options have not yet been granted by the Company and the terms thereof have not yet been set.

(3)      13333 Glen Taylor Lane, Herndon, Virginia 22071.

(4) 511 Trinity Avenue, Yuba City, California 95991. Does not include shares beneficially owned by MVSI, Inc. Dr. Whittenbury is, to the Company's knowledge, a director of MVSI, Inc.

(5)      c/o CACI, 14200 Park Meadow Drive, Suite 200, Chantilly, Virginia
         20151.

(6) 1030 Delf Drive, McLean, Virginia 22101. Does not include shares beneficially owned by MVSI, Inc. Gen. Ratkovich is, to the Company's knowledge, a significant shareholder, chairman and chief executive officer of MVSI, Inc.

(7) 10705 Bay Laurel Trail, Austin, Texas 78750. Includes vested options to purchase 40,000 shares of Common Stock. Also includes 487,500 shares owned by The Arthur Henley Family Trust.

(8) 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006. Does not include shares beneficially owned by MVSI, Inc. Mr. Prousalis is, to the Company's knowledge, a significant shareholder of MVSI, Inc.

(9) 1030 Delf Drive, McLean, Virginia 22101. Does not include shares beneficially owned by Dr. Whittenbury, Gen. Ratkovitch or Mr. Prousalis. To the Company's knowledge, Dr. Whittenbury is a director of, Gen. Ratkovitch is a significant shareholder, chairman and chief executive officer of, and Mr. Prousalis is a significant shareholder of, MVSI, Inc.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain compensation information for the fiscal years ended March 31, 1996, 1997 and 1998 with regard to the Named
Officers:

                           Summary Compensation Table


                                                                                                        Other
                                                                                                       Annual
Name of Individual         Position with Company              Year     Salary           Bonus    Compensation(1)
------------------         ---------------------              ----    -------          ------    ---------------
Robert A. Veschi           President, Chief Executive         1998     175,000          87,500           ---
                             Officer, Director                1997     175,000          87,500           ---
                                                              1996         ---          25,000           ---

Christina L. Swisher       Vice President, Operations         1998       88,333         21,000           ---
                             and Secretary                    1997       57,917           5,607          ---
                                                              1996         6,250          4,167          ---


(1) The officers of the Company may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of the Company. The amount allocable to each Named Officer cannot be specifically ascertained, but, in any event, did not in any reported fiscal year exceed the lesser of $50,000 and such Named Officer's combined salary and bonus. The Company has purchased key-man term life insurance on Mr. Veschi in the amount of $2 million, which designates the Company as the owner and beneficiary of the policy. The Company has agreed to grant to Ms. Swisher options to purchase 60,000 shares of Common Stock, in consideration of services during fiscal year 1998. However, such options have not yet been granted by the Company and the terms thereof have not yet been set.

Director Compensation

         The directors of the Company, with the exception of Mr. Veschi, are entitled to annual remuneration of $24,000 pursuant to oral agreements between such directors and the Company. The Company also has agreed to grant to each of these directors options to purchase 7500 shares of Common Stock for services during fiscal year 1998 and 7500 shares of Common Stock for services during fiscal year 1999. However, such options have not yet been granted by the Company and the terms thereof have not been set. In addition, General Short receives $1,000 per month under a consulting services agreement for his additional specific business services on behalf of the Company.

         Each outside director of the Company is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times as duly called. The Company presently has four outside directors.

Employment Agreement

         The Company has entered into an employment agreement (the "Agreement") with Robert A. Veschi, the president and chief executive officer of the Company, dated as of April 1, 1996. The Agreement will expire on March 31, 2001. The current annual salary under the Agreement is $175,000, which salary may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by the Board of Directors of the Company. Mr. Veschi is entitled to an annual bonus equal to 50 percent of the salary provided under this Agreement, which bonus is not subject to any performance criteria.

         The Agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreement provides for the use of an automobile, payment of club dues and other fringe benefits commensurate with his duties and responsibilities. The Agreement also provides for benefits in the event of disability. The Agreement also contains non-compete provisions which are limited in geographical scope to the Washington, D.C. metropolitan area.

         Pursuant to the Agreement, Mr. Veschi's employment may be terminated by the Company with cause or by Mr. Veschi with or without good reason. Termination by the Company without cause, or by Mr. Veschi for good reason, would subject the Company to liability for liquidated damages in an amount equal to Mr. Veschi's current salary and a pro rata portion of his bonus for the remaining term of the Agreement, payable in a lump sum cash payment, without any set-off for compensation received from any new employment. In addition, Mr. Veschi would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the Agreement to the extent permitted by law.

                      RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved, subject to approval by the stockholders at the Annual Meeting, a Restated Certificate of Incorporation (the "Restated Certificate") that includes, among other things: broadened corporate purposes; ratification of the effectiveness of a 600:1 stock split in March 1996 and a 1:2 reverse stock split in March 1997, both of which occurred before the Company's initial public offering; and a modification of the existing indemnification obligations of the Company.

         The purposes of the Company, as contained in Article Third of its existing Certificate of Incorporation, as amended (the "Certificate"), are broad enough to cover all activities undertaken by the Company to date. However, they are specific. Under Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation's express purposes may be so broad as to include engaging in any lawful act or activity available to corporations under the GCL. Article Third of the Restated Certificate Board believes it is in the best interests of the Company that its purposes be so expanded, so as to minimize the possibility that questions may arise in the future as to whether any act or activity deemed advisable within the Board is within the Company's specific corporate purposes.

         The Board of Directors voted to approve an increase in the Company's authorized share capital from 10,000 shares of common stock to 50,000,000 shares of common stock together with a 600:1 stock split, in January 1996; these actions were approved by the Company's shareholders in March 1996. A Certificate of Amendment that reflected only the increase in share capital was filed, prior to shareholder approval, in January 1996. Therefore, a Certificate of Correction (the "Split Correction") was filed in April 1998 to correct the date of the original Certificate of Amendment to March 1996 and to add the stock split effective as of March 1996. The Board of Directors voted to approve a 1:2 reverse stock split in February 1997, which was approved by the shareholders in March 1997; a Certificate of Amendment (the "Reverse Split Amendment") reflecting reverse stock split effective as of March 1997 was not filed until April 1998. By approving the Restated Certificate, which contains in clauses (b) and (c) of Article Fourth the provisions added by the Split Correction and the Reverse Split Amendment, the shareholders will also be ratifying the contents of the Split Correction and the Reverse Split Amendment. While the Board believes that the Split Correction and the Reverse Split Amendment were effective when filed in accordance with their terms, the Board believes that further clarifying the capital structure of the Company is in the Company's best interests.

         If adopted, the amended indemnification provisions in the Article Eighth of the Restated Certificate will replace the provision contained in Article Eighth of the current Certificate of Incorporation. These new provision are intended to clarify the Company's obligation to indemnify directors and officers to the fullest extent permitted under applicable law, to provide greater flexibility regarding indemnification in actions initiated by directors and officers by requiring that the Board have approved the initiation of such actions, and also to provide greater flexibility regarding indemnification of employees and agents by eliminating mandatory indemnification as to those persons. If the shareholders approve the Restated Certificate, the Board intends to amend the Company's Bylaws to include text parallel to the provisions of Article Sixth thereof and, within the limits imposed by the GCL, to further clarify the procedures applicable to those provisions.

         The Board believes that the amended indemnification provisions are advisable because they should maintain the Company's ability to attract qualified officers and directors, while affording the directors greater leeway in exercising their fiduciary duties to determining whether to expend the Company's resources in indemnifying directors and officers in actions brought by them and in indemnifying employees and agents in any matters. In addition, reserving to the Bylaws any more detailed provisions regarding indemnification procedures will enable the Board to amend these provisions from time to time, subject to the constraints of applicable law and the Restated Certificate, as amended, without shareholder approval.

         There is not presently pending or, to the Company's knowledge, threatened any litigation or other proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required by the current Certificate of Incorporation or the Restated Certificate. In addition to any indemnity provided by the Company's Certificate of Incorporation and Bylaws, the Company maintains liability insurance which, subject to certain exceptions and limitations, insures directors and officers against any claim or claims made against them for any actual or alleged error, misstatement or misleading statement, act or omission, neglect or breach of duty while acting in those capacities.

         Each member of the Board may have a personal interest in the adoption of the amended indemnification provisions in the Restated Certificate, although (because mandatory indemnification actually is proposed to be more limited in the case of actions brought by directors and officers) that personal interest likely would be against the proposed amendment. Nevertheless, the Board believes that approval of the Restated Certificate, including the amended indemnification provisions, is in the best interests of the Company and its shareholders.

         In addition to the foregoing matters, the Restated Certificate also would amend the current Certificate of Incorporation in several other less material respects.

         Article Fourth would be amended to eliminate certain unnecessary provisions regarding the issuance of authorized securities, the lack of preemptive rights for shareholders and share transfer restrictions for restricted securities under the Securities Act of 1933, which merely restate applicable provisions of the GCL and federal securities laws and are not required to be included in a Certificate of Incorporation. Article Fourth, as amended, also will eliminate a provision requiring that the price to be paid for certain unspecified shares in certain unspecified "written offers and notices prescribed above" (which in fact are not described), be the higher of fair market value (or, if none, book value) or a bona fide offer to purchase those shares, and to eliminate a provision that certain unspecified "officers and notices" to shareholders are deemed effective upon mailing and certain unspecified shares are transferable other than to shareholder in the manner required therein (which in fact is not described). Because the transactions to which these provisions purport to apply are not specified in the current Certificate of Incorporation, the Board believes that they are inoperative and that their deletion, and concomitant clarification of the Certificate, is in the best interests of the Company.

         Article Seventh would be amended to eliminate a provision purporting to validate any action approved by the shareholders even if it otherwise would be subject to attack because of a director's interest or other reason. The Board believes that the effectiveness of shareholder ratification on an interested party transaction likely will be governed by applicable law irrespective of the terms of the Company's Certificate of Incorporation, and therefore recommends the elimination of this provision as unnecessary. Article Seventh, as amended, also would eliminate a provision specifying that interested party transactions are not void or voidable merely because the interested party participates or votes at a board or committee meeting which authorizes the transaction, if the transaction is fair to the Company or it is approved as required by the GCL, and a provision authorizing the Board to exercise powers and perform other acts permissible under Delaware law, the Certificate of Incorporation and Bylaws made by the shareholders. In general, the Board believes that these provisions merely restate applicable provisions of the GCL and are unnecessary. Further, the reference to Bylaws approved by the shareholders may be deemed to conflict with the provision of Article Seventh which specifically permits the Board to make, alter, amend, change, add to or repeal bylaws, and the Board believes that the deletion of this potential conflict is in the best interests of the Company.

         Finally, Article Ninth of the current Certificate of Incorporation would be eliminated. This provision purports to provide that a compromise or arrangement with a class of creditors, or resulting reorganization, that is approved by a majority in number, representing three-fourths in value, of any class of creditors or stockholders, summoned by a court on the application of a duly appointed receiver or trustee in dissolution, will be binding on all such creditors, stockholders and the Company. The Board believes that this provision likely would not be enforceable and therefore recommends its deletion as in the best interests of the Company.

         If approved by the shareholders, the Restated Certificate, including each of the foregoing provisions, will be effective upon its filing with the Secretary of State of the State of Delaware.

         The foregoing summary of the proposed changes to the Company's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the Restated Certificate, a copy of which attached to this Proxy Statement as Exhibit A.

                    e-NET, INC. 1998 STOCK COMPENSATION PLAN

          On June 30, 1998, the Company's Board of Directors voted to adopt the e-Net, Inc. 1998 Stock Compensation Plan (the "Plan"), effective as of June 30, 1998. Under the Plan, directors, employees and independent contractors of the Company and its subsidiaries are participants and may be granted options to purchase in the aggregate up to 1,000,000 shares of Common Stock. On September 29, 1998 bid and asked prices for Common Stock were reported on Nasdaq at $3.5 and $3.6563 per share, respectively. The effectiveness of the Plan is subject to approval by the holders of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of the stockholders of the Company held within twelve (12) months of June 30, 1998.

Generally

          The following is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to David W. Wells, the General Counsel of the Company, 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874.

          Management believes that the Plan will advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase their proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries and will encourage such eligible individuals to continue to serve the Company.

          Options granted under the Plan are intended to be non-qualified stock options, not incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not a qualified deferred compensation plan within the meaning of Section 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1964, as amended.

Administration of the Plan

          With respect to Insiders (officers, directors and beneficial owners of ten percent (10%) or more of the Company's Common Stock), the Plan is administered by, and awards to Insiders are authorized by, members of the Board of Directors of the Company who are not officers or employees of the Company or a subsidiary (the "Outside Board"). With respect to all other participants, the Plan is administered by, and awards are authorized by, the Board of Directors of the Company (the "Board"). No director may participate in a decision to grant an award to himself or herself.

Total Number of Options and Terms of Options

          As noted above, the total number of shares of Common Stock which may be issued under the Plan from time to time is 1,000,000 in the aggregate, as may be adjusted in accordance with the terms of the Plan. Shares may be issued under the Plan out of authorized but unissued Common Stock, shares of Common Stock held as treasury shares, and shares of Common Stock purchased by the Company on the open market. In the event that an option expires or is terminated before it is exercised, the shares subject to the portion of option not exercised may again be subject to an option.

          The option price is as set forth in the option agreement with the participant. The exercise price for each option granted under the Plan is determined by the Board or the Outside Board, as the case may be.

          Each option will have a ten year term from its grant date, subject to certain limitations.

Transferability and Termination of Options

          No option is assignable or transferable by the participant to whom it is granted, other than by will or the laws of descent and distribution, by a qualified domestic relations order, or by other exception to transfer restrictions under Rule 16b-3. Unless otherwise provided by the Board or Outside Board, options will expire at the earliest of (1) the end of a specified award period, which will not exceed ten years, (2) twelve months after an employee or director's termination of employment or service due to retirement, total disability or death, (3) three months after an employee or director's termination of employment or service for any other reason, and (4) three months after the termination of an independent contractor's contract with the Company for any reason. The vesting schedule will be determined by the Board or Outside Board at the time of the award and may be accelerated by the Board or Outside Board. Unless otherwise provided by the Board or Outside Board, options will become immediately exercisable and fully vested upon the termination of the participant's employment, service or contract due to retirement, total disability or death. Options will also become immediately exercisable and fully vested in the event of certain changes in control of the Company. Options that have not fully vested will be forfeited upon the termination of the participant's employment, service or contract for any other reason.

Option Exercise

          Upon the approval of the Plan by the shareholders and subject to certain limitations on exercise, pursuant to the terms of each participant's option agreement with the Company, any portion of an option may be exercised during the option term (subject to the vesting schedule set forth in the option agreement) by completing, executing and delivering to the Company a notice of exercise in the form supplied by the Company. Payment to the Company of the exercise price must be made at the time of exercise by cash, good check, the delivery of shares of Common Stock already owned by the participant, or as otherwise provided in the stock option agreement, which may permit payment of the exercise price by a loan from the Company.

          The Board may offer to buy out options previously granted for a payment in cash or Common Stock, and also may accept the surrender of options in satisfaction of specified obligations of the participant.

Expiration of Plan and Amendments

          No option may be granted pursuant to the Plan after June 30, 2008. The Board may at any time amend, suspend or terminate the Plan in whole or in part, except as follows. First, any amendment, suspension or termination that (i) materially changes the eligibility requirements; (ii) materially increases the number of shares of Common Stock available under the plan; or (iii) materially increases the benefits accruing under the Plan, must be approved by the Company's shareholders. Second, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted without the written consent of the participant.

Competition by Participant

          If a participant, within a period of time specified in the option agreement, engages in certain acts of competition with the Company (i.e., (i) recruiting, hiring, assisting in the recruiting or hiring, discussing employment with, or referring to others an employee, or anyone who within the past 12 months was an employee, of the Company or a subsidiary; (ii) competes with the Company or subsidiary in a business and territory of the Company or a subsidiary specified in the option agreement; (iii) uses methods, information or systems developed by the Company or a subsidiary in competition with the Company, a subsidiary, or customer of the Company within such specified business and territory; or (iv) calls upon, solicits, accepts employment with, sells or endeavors to sell to, within such specified business and territory, any customer, prospective customer or former customer of the Company or a subsidiary) then the following shall occur: (a) any outstanding options will expire and no longer be exercisable, and (b) the participant will be required to sell to the Company all shares of stock awarded under the Plan and still held by the participant at the price per share paid by the participant, and the participant will be required to pay to the Company a cash amount with respect to each share of stock awarded under the Plan but not still held by the participant equal to the fair market value of such share on the first date on which such share is not still held by the participant less the price paid by the participant for the share.

Federal Income Tax Consequences

          The following is only a summary of the more significant federal income tax considerations, and does not purport to be a complete description of all applicable rules regarding the federal income tax treatment of options. In particular, the summary does not apply to dispositions by participants of Common Stock other than through sales (such as through gifts), and does not discuss in detail any potential consequences of alternative minimum tax, state, local and foreign taxes and the effect of gift, estate and inheritance taxes. For more detailed information, reference should be made to the Code and the regulations relating thereto (the "Regulations").

          As noted above, options granted under the Plan will be nonqualified stock options. A participant who receives a nonqualified option which does not have a readily ascertainable value at the time of grant will recognize no income for federal income tax purposes upon the grant of such an option. Ordinarily, an option which is not publicly traded will not be considered to have a readily ascertainable value on the date of grant.

          A participant who receives shares of stock upon exercise of a nonqualified option will be required to recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price. The taxable year in which this income is reportable, and the date for determining the value of the shares received, depends on whether the shares received upon exercise of the option are subject to a substantial risk of forfeiture (or are transferable free of such risk of forfeiture), as described below. Generally, only shares received by directors, executive officers or holders of more than 10% of the Common Stock upon the exercise of a nonqualified option within six months of the grant of such option will be subject to a substantial risk of forfeiture as a result of the applicability of Section 16 of the Securities Exchange Act of 1934.

          If the shares received upon exercise of a nonqualified option are not subject to a substantial risk of forfeiture or are transferable free of any existing restrictions which would impose a substantial risk of forfeiture, the participant will recognize ordinary income in the year of exercise. The amount of income recognized on exercise of the option will be the excess of the fair market value of the shares as of the date of exercise over the amount paid for the shares.

          If the shares received upon exercise of a nonqualified option are subject to restrictions which create a substantial risk of forfeiture, and may not be transferred to another person free of such restrictions, a participant will not recognize income solely by reason of such exercise, unless the participant voluntarily elects under Section 83(b) of the Code to recognize income as if the stock were not subject to such restrictions. If "restricted" shares are received on the exercise of a nonqualified option and an election is not made under Section 83(b) of the Code, a participant will recognize ordinary income only upon the earlier of (i) the date of lapse of the restrictions which cause the stock to be considered to be subject to a substantial risk of forfeiture when received (restrictions on resale pursuant to Section 16 of the Securities Exchange Act of 1934 would generally lapse six months after the grant of the option), or (ii) the date on which such stock is sold to a third party. The amount of ordinary income recognized upon the lapse of restrictions will be the excess of the value of the shares at the time such restrictions lapse over the amount paid for the shares upon exercise of the option. In the event of a sale of shares prior to the lapse of the restrictions causing the risk of forfeiture, the entire amount of gain on such sale would be treated as ordinary income to the participant in the year of sale.

          If an election under Section 83(b) is made with respect to shares which are subject to a substantial risk of forfeiture, a participant will recognize ordinary income in the year of the exercise of the option equal to the excess of the value of the shares received over the exercise price paid. The value of the shares will be determined as of the date of exercise and without regard to the effect of any restrictions other than restrictions which by their terms will never lapse. An election under Section 83(b) can only be made within 30 days of the exercise of the option.

          Upon the sale of shares acquired upon exercise of a nonqualified option, a participant would recognize capital gain or loss equal to the difference between the sales proceeds and his basis in the shares. The basis in shares acquired under a nonqualified option would be the amount paid for the shares, plus any amount required to be reported as ordinary income prior to or as a result of the sale (as described above). If income has been reported by a participant pursuant to an election under Section 83(b), however, under certain circumstances the amount of such income may not be included in the basis of the shares for purposes of computing any loss on the sale. Any capital gain or loss recognized upon a sale of shares acquired upon exercise of a nonqualified option would be long or short-term gain or loss depending on the time period elapsed since the exercise of the option (if the shares purchased were unrestricted or a Section 83(b) election were made) or the date that income became reportable by reason of lapse of restrictions. Under current law, the required holding period to cause a gain to qualify as a long term capital gain is one year.

          Ordinary income currently is subject to a federal tax rate ranging from 15 to 39.6 percent. The federal tax rate on most long-term capital gains is 20 percent, subject to certain adjustments. The marginal tax rates for ordinary income and long-term capital gains may be higher than 39.6 percent and 20 percent, respectively, since under current law, at certain levels of adjusted gross income, certain itemized deductions may be limited and certain personal exemptions may be phased out. Federal tax rates on ordinary income and long-term capital gains may change in the future.

          The Company generally will receive a compensation deduction equal to the amount reportable as ordinary income by the participant under the rules described above. This deduction may be subject to certain limitations imposed by the Code and the Regulations, such as a $1 million annual deductibility cap and certain capitalization rules. To secure a deduction, the Company will need to comply with applicable reporting requirements.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has reappointed Grant Thornton LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 1998. This appointment is subject to ratification by the shareholders. Grant Thornton LLP has served as independent auditors for the Company since its incorporation in 1995.

          Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

          The Board of Directors recommends a vote "FOR" ratification of the appointment of Grant Thornton, L.L.P. as independent auditors for 1999.

                                 OTHER BUSINESS

          The Board of Directors does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, with respect to the Company's most recent fiscal year, to the best of the Company's knowledge and information: Alonzo E. Short, Jr., Robert A. Veschi, Christina Swisher, Walter L. Hooton, Clive W. Whittenbury and William W. Rogers, Jr. did not file Forms 3 at the time of the Company's initial public offering in April 1997, but filed those reports on November 4, 1998.

                              SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the 1999 Annual Meeting and included in the Company's 1999 Notice of Meeting and Proxy Statement must be received by the Company no later than July 15, 1999. Director-nominees and shareholder proposals should be directed to the Secretary of the Company at its principal office located at 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. Shareholder proposals must comply with the proxy rules of the Securities and Exchange Commission in order to be included in the Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

         Copies of the Company's Annual Report on Form 10-KSB, without exhibits, as filed with the Securities and Exchange Commission on June 30, 1998, are available to any shareholder without charge upon request in writing directly to Donald J. Shoff, Vice President of Finance and Chief Financial Officer of the Company, at 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874.


By order of the Board of Directors.

                                                   /s/ Christina L. Swisher

                                                   CHRISTINA L. SWISHER
                                                   Vice President of Operations
                                                   and Secretary



November 12, 1998

                                                                    Exhibit A To
                                                                 Proxy Statement

                                     FORM OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   e-NET, INC.

         e-Net, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is e-Net, Inc. e-Net, Inc. was originally incorporated under the name Nightware Technologies, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 9, 1995.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST:  The name of the corporation is

                                   e-NET, INC.

         SECOND: The registered office of the corporation is to be located at 1209 Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of common stock which this corporation is authorized to issue is fifty million (50,000,000) shares, $.01 par value.

         (b) Effective as of the close of business on March 15, 1996, each issued and outstanding share of common stock with a par value of $.01 per share is subdivided and reclassified into 600 shares of common stock with a par value of $.01 per share.

         (c) Effective as of March 18, 1997, each issued and outstanding share of common stock with a par value of $.01 is combined and reclassified, on a one-for-two basis, into one-half of one share of common stock with a par value of $.01 per share. This amendment, which originally was contained in a Certificate of Amendment filed on April 14, 1997, shall affect, as of March 18, 1997, only the shares of common stock issued and outstanding as of such date and, except with respect to those shares affected as of such date, shall have no effect as of the date of the Certificate of Amendment on shares of common stock issued and outstanding on the date of the Certificate of Amendment.

         FIFTH:  The corporation is to have perpetual existence.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, and they shall not be personally liable for the payment of the corporation's debts except as they may be liable by reason of their own conduct or acts.

         SEVENTH: The following provisions are inserted for the management of the business and the conduct of affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

         (a) The number of directors comprising the Board of Directors of the corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws, but shall not be less than one. Election of directors need not be by ballot unless the By-Laws so provide.

         (b) The Board of Directors shall have the power, unless and to the extent that the Board may from time to time by resolution relinquish or modify the power, without the asset or vote of the shareholders: to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount of capital of the corporation to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits, and to fix the times for the declaration and payment of dividends.

         EIGHTH: The corporation shall, to the fullest extent permitted by applicable law as it presently exists or may be amended from time to time, indemnify, defend and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is a legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust enterprise or nonprofit entity, including services with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         ELEVENTH: The name and address of the incorporator is:

                                    Robert A. Veschi
                                    13605 Hopkins Road
                                    Germantown, MD 20874

         TWELFTH: The name and address of each person who is to serve as a director until the first annual meeting of stockholders or until his or their successors are elected and qualified shall be as follows:

                                    Robert A. Veschi
                                    13605 Hopkins Road
                                    Germantown, MD 20874

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Robert A. Veschi, its authorized officer, this ____ day of __________, 1998.

                                        e-NET, INC.



                                        By:___________________________________
                                           Robert A. Veschi, President
                                e-NET, INC.

         This Proxy Is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Robert A. Veschi, Donald J. Shoff and Christina L. Swisher, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of common stock, par value $0.01 per share ("Common Stock") of e-Net, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Williams & Connolly, 725 12th St., N.W., Washington, D.C. 20005. On December 18, 1998, at 10:00 A.M. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

               (Continued and to be signed on the other side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                  e-Net, Inc.


                                December 18, 1998






|Please Detach and Mail in the Envelope Provided|


      Please mark your
   X  votes as in this
A /_/ example.

   FOR all nominees                WITHHOLD
  listed at right (except         AUTHORITY
    as marked to the       to vote for all nominees    (The Board of Directors
     contrary at right)           listed at right       recommends a vote FOR.)
1. ELECTION                                           Nominees: A. Short
   OF                                                           R. Veschi
   DIRECTORS   /_/                    /_/                       W. Rogers, Jr.
                                                                W. Hooton
INSTRUCTIONS: To withhold authority to vote for                 C. Whittenbury
one or more individual nominees, strike a line through the nominee's name in the list at right.)


                                                   FOR   AGAINST   ABSTAIN
2. PROPOSAL TO APPROVE A RESTATED
   CERTIFICATE OF INCORPORATION.
   (The Board of Directors recommends vote FOR.)     /_/      /_/      /_/

3. PROPOSAL TO APPROVE THE e-NET, INC.
   1998 STOCK COMPENSATION PLAN which
   provides for the issuance of up to 1,000,000
   shares of Common Stock.
   (The Board of Directors recommends a vote FOR.)   /_/      /_/      /_/

4. PROPOSAL TO RATIFY THE SELECTION OF
   GRANT THORNTON LLP as the Company's
   independent auditors for fiscal year 1999.
   (The Board of Directors recommends a vote FOR.)   /_/      /_/      /_/

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. This proxy also confers discretionary authority with respect to any business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature________________________Signature if held jointly___________________
DATED: __________, 1998

Note: Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in full partnership name by authorized person. If a limited liability company, please sign in full limited liability company name by manager or other authorized person.